AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT BETWEEN KEYON
COMMUNICATIONS, INC. AND WELLS RURAL ELECTRIC
COMPANY (“AMENDMENT”)

AMENDMENT TO ASSET PUCHASE AND SALE AGREEMENT, dated as of May 17, 2011 (the “Agreement”), by and between KeyOn Communications, Inc., a Nevada company (“KeyOn”) on the one hand, and Wells Rural Electric Company, a Nevada cooperative (“WREC”), on the other hand. Each of KeyOn and WREC is hereinafter sometimes referred to as a “Party” and together as the “Parties”.

BACKGROUND

WHEREAS, the Parties entered into that certain Agreement pursuant to which, WREC agreed to sell, and KeyOn agreed to purchase specific assets for certain payments as more specifically set forth in the Agreement, including paragraphs 3.1(c) attached thereto, among other things.

WHEREAS, as a result of post-closing adjustments and further negotiations by and between the Parties, the Parties have agreed to amend the Schedules to the Agreement as indicated below.

NOW, THEREFORE, for good and valuable consideration, which the Parties hereto acknowledge, the Parties agree as follows.

1.	Schedule 3.1(c) to the Asset Purchase Agreement is deleted in its entirety and replaced with the attached revised Schedule 3.1(c).

BY THEIR SIGNATURES BELOW, EACH OF THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

All other terms and the Conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have each approved and executed this Amendment effective May 17, 2011.

WELLS RURAL ELECTRIC COMPANY	KEYON COMMUNICATIONS, INC

By: /s/ Clay R. Fitch	By: /s/ Jason Lazar
Name: Clay R. Fitch	Name: Jason Lazar
Its: Chief Executive Officer	Its: Vice President of Corporate Development